UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2017, Radius Health, Inc. (the “Company”) and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on their own behalf and as representatives of the several underwriters (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Company agreed to issue and sell $300 million aggregate principal amount of 3.00% Convertible Senior Notes due 2024 (the “Notes”) to the Underwriters. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $45 million of 3.00% Convertible Senior Notes due 2024 solely to cover over-allotments.

The Company intends to use the net proceeds from the offering to support the U.S. commercial launch of TYMLOS™ (abaloparatide) injection and the development of its life cycle management activities, such as the Company’s investigational abaloparatide transdermal patch, and to advance the development of its pipeline of product candidates, including a Phase 2 clinical trial of elacestrant (RAD1901) in breast cancer and a Phase 1 study of RAD140 in breast cancer, and for general corporate purposes.

The closing of the issuance and sale of Notes is expected to occur on or about August 14, 2017, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Goodwin Procter LLP, counsel to the Company, has issued an opinion to the Company, dated August 8, 2017, relating to the offering and sale of the Notes to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 8, 2017, among Radius Health, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on their own behalf and as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Goodwin Procter LLP, counsel to the Company, dated as of August 8, 2017.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: August 9, 2017	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 8, 2017, among Radius Health, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on their own behalf and as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Goodwin Procter LLP, counsel to the Company, dated as of August 8, 2017.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).